Investor Presentation 5/22/2019 Payment Data Systems | paymentdata.com 1

Forward Looking Statements These slides and any accompanying oral presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. These forward-looking statements are identified by the use of words such as “believe,” “expect,” “prepare,” “anticipate,” “target,” “launch,” and “create,” or similar expressions including statements about commercial operations, technology progress, growth and future financial performance of Payment Data Systems, Inc. and its subsidiaries (the “Company”). Forward-looking statements in this presentation are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that the Company’s security applications may be insufficient; the Company’s ability to adapt to rapid technological change; adverse effects on the Company’s relationships with Automated Clearing House, bank sponsors and credit card associations; the Company’s ability to comply with federal or state regulations; the Company’s exposure to credit risks, data breaches, fraud or software failures, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. All forward-looking statements made in this release are based on information presently available to the Company’s management. The Company disclaims any obligation to update these forward-looking statements, except as required by law. This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties service providers. The Company has not independently verified such statistics or data. The information presented in this presentation is as of May 21, 2019 unless indicated otherwise. 2

Who we are We are FinTech experts providing innovative solutions and platforms by way of a leveraged distribution model in the fastest growing segment of the payments sector. Core Lines of Business ACH Issuing (PrePaid) Merchant Acquiring (Payment Facilitation) 3

Volume & Transactions Per Year $3500 14 Over $3.4 billion dollars $3,300 $3,400 $3000 $2,978 $2,916 12 and 13 million transactions $2,830 $2500 10 processed in 2018. $2000 8 $1500 6 Transactions Volume (Volume in millions) in (Volume $1000 4 (transactions in millions) in (transactions $630 $500 2 $0 Payment Data Systems | paymentdata.com 0 2013 2014 2015 2016 2017 2018 Revenue 30 $25 31% CAGR 2013-2018 $20 25 $15 20 Revenue $10 * 15 ($ millions) ($ * 2016 top line revenue decreased due to a client selling a portion of their merchant processing. $5 10 $- 5 2013 2014 2015 2016 2017 2018 4

Investing in Growth Opportunities PAYMENT FACILITATION ACH PROCESSING growth engine Enhancing the Our cash cow funds high- value of our growth initiatives, including Payment Facilitation platform and and Prepaid. partnerships. PREPAID CARD ISSUANCE growth engine 5

ACH Platform for Merchants Record Processing Volume $3bn in annual volume (2018) Seven Consecutive quarters of sequential ACH growth Multiple Originating Depository Financial Institutions Only Broad-Industry focused NACHA Certified sender More Funding Control Same Day Funding & Late Cutoff 6

Prepaid Card Services Per Diems, Corporate Expense Management, Contractor Payments Sample of Current Customers Sales Incentives, Employee Appreciation, Rewards Programs Loan/Funds Disbursements, Insurance Payments, Unique Forms of Compensation (medical trials, etc.) Refunds, Rebates, Claims – Disperse funds prior to the liability associated with escheatment responsibilities. Akimbo, a general purpose reloadable card solution for consumers. 7

Innovative Digital Platform in Action 8 8

Payment Facilitation TIME CONSUMING Becoming a PayFac can take a year or more to develop It requires a significant FINANCIAL INVESTMENT EXPERTISE in financial technology and payments is required RISK & COMPLIANCE, fraud detection, legal issues and the data security rules have to be Cha enge addressed 9

We address the pain points associated with accessing merchant services through our leveraged distribution model. Reseller Sales Organization Payment Gateway Bank Merchants must sort through gateway options This can Traditional 1:1 Model Then find processors take as The deal with salespeople long as Negotiate processing rates 4 Weeks Software Complete an onerous paper application Clients: Merchants Go through credit underwriting Find an ACH vendor and contract separately Software Company Processor must send credentials to software provider The software provider must activate the merchant account, the final step of this unnecessarily laborious process. 10

Payment Facilitation Services Solutionthe SPEED We streamline the entire process, allowing software companies to start 1 monetizing payments in a meaningful way within 30 Days EASE We unlock true earnings potential for our software partners by way of 2 substantial and meaningful revenue share, and provide the most direct, and shortest path, to the money through our PayFac-in-a-Box Integration Layer. EXPERTISE Our software partners leverage our expertise and proven track record to 3 unlock revenue potential and solve for operational, risk and compliance complexities of the payments industry. 11

Entering the Payment Revenue Cycle < 30 Leverage PYDS Days Operational to enter payment Infrastructure revenue cycle Integration Layer ISV - Contracting - Onboarding Card ACH Prepaid Data & - Underwriting Processing Processing Services Reporting - Access Account 12

Path to Revenue -Illustration 1,000 Merchants = $60,000,000 volume 10 ISV’s = $600,000,000 volume Assumptions: 1 ISV = 1,000 Merchants Annual Merchant Volume: $60,000 Gross Revenue - ISV Annual Merchant Volume: $60mm $16.7mm Processing Fee: 2.79% Net Revenue - $2.7mm 13

Fastest Growing Segment Stripe Valuation Doubles to $20 Adyen aims for a $1B IPO, Valuing the Billion With No IPO in Sight Payments Startup at up to $8.3B when it lists on June 13 We are participating in the fastest growing segment of the payments industry Global Payments to Acquire Heartland Payment Systems for $4.3B, Combining Payments Firm TSYS to Acquire Leading Payments Technology Companies TransFirst for $2.35B 14

How we Differentiate Tech Enabled Payments Platform Offering Extensive API Libraries with Sample Code Scale Through Leveraged Distribution Breadth of Products & Services Offered Through a Single Vendor Operating Environment Quick & Efficient Path to Revenue for Downstream Integration Partners Focused success in healthcare, utility, property management, legal and insurance verticals. 15

Core Differentiator Them Focus on an integrated solution to get the next new software user who comes onto the system. Us Create an integrated solution and strategy focused on the proper and much more substantial and meaningful monetization of payments across all users of the software, new and existing. 16

APPENDIX

Investor Highlights Share Price $2.37 05/17/2019 52-week $1.38 range $3.82 Cash $ 4.5m Shares outstanding 16.85 m Debt $ 0 Market Cap m $40.0 18

Income Statement Highlights Annual Revenue 2017 $14.6 MILLION Annual Revenue 2018 $5.6 Adjusted EBITDA Gross Profit 2018 2018 $(0.6) $25.0 2017 $(0.6) MILLION $3.8 Gross Profit 2017 19

Non - GAAP 5/22/2019 20